Exhibit 10.46
FIFTEENTH AMENDMENT TO THE
PERFORMANCE FOOD GROUP COMPANY
EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
     WHEREAS, Performance Food Group Company (the “Company”) maintains the Performance Food Group Company Employee Savings and Stock Ownership Plan, as amended and restated effective as of January 1, 2002 (the “Plan”); and
     NOW, THEREFORE, the Plan is hereby amended, effective as of the dates set forth therein, as follows:
     1. Plan section 1.2 (“Adjustment Date”) is amended to read as follows:
     Each business day of the Plan Year for amounts held in Basic Contributions Accounts, Salary Reduction Contributions Accounts, Matching Contributions Accounts, Prior Plan Employee Contributions Accounts, Prior Plan Employer Contributions Accounts and Rollover Accounts.
     2. Plan section 1.22(b) (“Forfeiture”) is amended to read as follows:
     (b) the last day of the Plan Year in which the Participant incurs a five-year Period of Severance or such earlier date as may be provided in Plan section 5.3(d).
     3. Plan sections 2.2(b) and (c) (“Reemployment”) are amended to read as follows:
     (b) If a Participant (i) terminates employment with the Employer before he has a vested interest in any part of his Account, (ii) has a Period of Severance that equals or exceeds five years and (iii) is then reemployed by the Employer, the Participant must again satisfy the requirements of Section 2.1 in order to qualify as a Participant. However, if such Participant’s Period of Severance is less than specified in (ii) above, the Participant will requalify as a Participant as of his Reemployment Commencement Date.
     (c) If an Employee who is not an Ineligible Employee (i) terminates employment with the Employer before such Employee has satisfied the requirements of Section 2.1, and (ii) is then reemployed by the Employer, such Employee will qualify as a Participant effective January 1, 2006, on the first day of the month coinciding with or next following the date on which he has met such requirements, if he is then an Employee.

     4. Plan section 3.2(b) (“Savings Plan Contributions”) is amended, effective January 1, 2007, to revise subsection (ii) to read as follows:
     The Committee shall prescribe time periods within which salary reduction elections must be made by a Participant and shall also prescribe the manner for entering into salary reduction agreements pursuant to such Participant elections. Effective January 1, 2007, a Participant may change his election to increase, decrease or stop Salary Reduction Contributions effective as of the first day of the payroll period following the date such election is received by the Committee or any third-party recordkeeper appointed by the Committee. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be a Participant.
     5. Plan section 3.2(b)(ii) (“Savings Plans Contributions”) is amended to read as follows:
     (ii) The Committee shall prescribe time periods within which salary reduction elections must be made by a Participant and shall also prescribe the manner for entering into salary reduction agreements pursuant to such Participation elections. Effective January 1, 2007, a Participant may change his election to increase, decrease or stop Salary Reduction Contributions effective as of the first day of the payroll period following the date such election is received by the Committee or any third-party recordkeeper appointed by the Committee. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be a Participant.
     6. Plan sections 4.2(a)(i) and (ii) (“Allocation of Contributions and Forfeitures”) are amended to read as follows:
     (i) Each payroll period, the Committee shall allocate to the Salary Reduction Contributions Account of each Participant the Salary Reduction Contributions made for the benefit of the Participant. The Committee may designate additional dates for the allocation of Salary Reduction Contributions to Participants’ Accounts.
     (ii) Each payroll period, the Committee shall allocate to the Matching Contributions Account of each Participant the Matching Contributions made on behalf of such Participant for such payroll period.
     7. Plan sections 4.9(b) and (c) (“Distribution of Excess Contributions”) are amended effective January 1, 2007, to read as follows:
     (a) If Salary Reduction Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in Section 4.7, the excess Salary Reduction Contribution and income or losses attributable to those contributions up to the date of distribution shall be distributed to the Highly Compensated

Employees within 2-1/2 months after the close of the Plan Year to which the Salary Reduction Contributions relate.
     The distributions required to be made to Highly Compensated Employees to satisfy the anti-discrimination test described in Section 4.7 shall be determined by allocating to the Highly Compensated Employees with the largest amounts of Salary Reduction Contributions for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Salary Reduction Contributions and continuing in descending order until all the excess Salary Reduction Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined before any such distribution.
     (c) If Matching Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in Section 4.8, the excess Matching Contributions and income or losses attributable to those contributions up to the date of distribution shall be distributed to the Highly Compensated Employees within 2-1/2 months after the close of the Plan Year to which the Matching Contributions relate.
     The distributions required to be made to Highly Compensated Employees to satisfy the anti-discrimination test described in Section 4.8 shall be determined by allocating to the Highly Compensated Employees with the largest amounts of Matching Contributions for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Matching Contributions and continuing in descending order until all the excess Matching Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined before any such distribution.
     8. Plan section 5.2(a) (“Service Rules”) is amended to read as follows:
     (a) If an Employee who is not an Ineligible Employee terminates employment before he has a vested interest in his Accounts, has a Period of Severance that equals or exceeds five years, and then is reemployed by the Employer, his Service performed before his termination of employment shall be disregarded in applying the applicable vesting schedule described in Section 5.1 to his post-reemployment Accounts. In all other cases, if an Employee who is not an Ineligible Employee terminates employment and then is reemployed by the Employer, all of his Service shall be counted for purposes of applying the applicable vesting schedule to his post-reemployment Accounts.
     9. Plan section 5.3(d) (“Vested Benefits and Forfeitures”) is amended to revise the first paragraph to read as follows:
     If a Participant described in subparagraph (b)(ii) is not reemployed before he has a five-year Period of Severance, the non-vested portion of his Account shall be forfeited as of the date on which the Participant has a five-year Period of Severance. Notwithstanding the preceding, upon approval by the Internal Revenue Service, if a Participant described in subparagraph (b)(ii) is not reemployed before he has a one-year Period of Severance, the non-vested portion of his Account shall be forfeited as of the date on which the Participant has a one-year Period of Severance. If such Participant is reemployed before he has a five-year Period of Severance the Participant’s vested interest in his Accounts derived from Employer contributions subject to the vesting requirements of Section 5.1 at any later point in time (referred to below as the “date of the computation”) shall be the amount (“X”) determined by the following formula
     10. Plan section 5.3 (“Vested Benefits and Forfeitures”) is amended further to add the following subsection (e) and to rename subsection (e) as subsection (f):
     (e) If a Participant (i) is re-employed before he has a five-year Period of Severance (ii) had received a distribution under Plan section 6.01 of the full value of his vested benefit but such value was less than the then full value of the amount standing to his credit at the time of his prior termination of his service (including any credit in respect of the Plan Year in which his service terminated) and (iii) repays in cash, within five years after the date he is re-employed, the amount that was distributed to him with respect to such prior termination, then an amount equal to the full amount that was standing to his credit at the time of his prior termination shall be re-credited to his accounts in one or more of the investment funds (other than Company Stock), as selected by the Participant. In any such case, the Company shall pay into the Plan the excess of the amount to be so re-credited over the amount repaid by the Participant. No reinstatement of amounts shall occur upon a Participant’s reemployment except to the extent provided above.
     IN WITNESS WHEREOF, the Company has caused this Amendment to the Performance Food Group Company Employee Savings and Stock Ownership Plan to be executed on this ___day of                     , 2007.

PERFORMANCE FOOD GROUP COMPANY
By:

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